Exhibit 4.10

Execution Version

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. Except for such information, below this line is the original English text of the contract.

CONTRACT

Contract No.	: 4A039

Date of signing	: 2007,7,30

Place of signing	: Shenyang City, China

The Buyer	: Shenyang Sunshine Pharmaceutical Company Limited

Address	: No. 3 A 1, Road 10, Shenyang Economy & Technology Development Zone, Shenyang, China

Post code	: 110027

Tel	: 024-25801820

Fax	: 024-25801821

The Seller	: Johs.Rieckermann e.K.

Address	: Moenckebergstrasse 10D-20095 Hamburg, Germany

Tel	: 0049 40 320200

Fax	: 0049 40 32020200

This contract is made by and between the Buyer and the Seller whereby the Buyer agrees to buy and Seller agrees to sell the under-mentioned commodity according to the terms and conditions stipulated below:

1.	COMMODITY, SPECIFICATION, QUANTITY AND UNIT PRICE:

CONTRACT NO. 4A039	Page 1 of 9

Execution Version

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. Except for such information, below this line is the original English text of the contract.

ONE SET OF B+S LIQUID BOTTLING PRODUCTION LINE

TOTAL VALUE: [***] CIF TIANJIN XIN seaport, CHINA

(Say: [***] CIF Tianjin Xin seaport, China.)

Details as per Appendix I

2.	COUNTRY OF ORIGIN AND MANUFACTURERS: B+S, Germany

3.	PACKING:

A.	To be packed in wooden box for long distance transportation and well protected against dampness, moisture, shock rust and numerous hanging, The Seller shall be liable for any rust, damage and loss attributable to inadequate or improper protective measures taken by the Seller in regard to the packing.

B.	Here, wood packaging materials are used for the shipment each package shall be marked with the specific IPPC mark approved by the government phytosanitary body as notified by Notice No. 11 (2005). Issued by the General Administration for Quality Supervision Inspection and Quarantine of the State. P.R. China.

C.	In the case that wood packaging materials are used but the IPPC mark approved by the relevant authorities has not been stenciled on the packaging material, the seller shall be responsible for any costs and expenses thus incurred.

4.	SHIPPING MARK:

On the surface of each package, the package number measurement Gross Weight, Net Weight and the wordings “HANDLE WITH CARE”, “RIGHT SIDE UP”, “KEEP DRY”, the hoisting position and the following shipping mark shall be stenciled with fadeless paint.

CONTRACT NO. 4A039	Page 2 of 9

Execution Version

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. Except for such information, below this line is the original English text of the contract.

4A039

Tianjin Xin Seaport, P. R. China

5.	TIME OF DELIVERY:

CIF machined to Tianjin Xin seaport before 2008, 10, 10 [***] (except the Buyer cannot supply testing materials and technical confirmation on time or force majeure reasons.)

6.	PORT OF SHIPMENT:

Germany main Seaport

7.	PLACE OF DESTINATION:

Tianjin Xin Seaport, China

8.	INSURANCE:

Cover all risks and war risks for 110% of invoice value by the Seller

9.	PAYMENT:

The total contract price specified in clause 1 of present contract shall be paid by the Buyer to the Seller through the Buyer’s bank according to the following manner and percentage:

[***]

10.	DOCUMENTS:

The Seller shall present the following documents to the paying bank for negotiation

a)	Three (3) originals and two (2) copies Clean on Board Ocean Bill of Loading Marked “Fright prepaid” and made out to order, blank endorsed, and notifying Transportation Corporation of the port of destination.

b)	Five (5) originals and three (3) copies of commercial invoice [***] , L/C NO. and Contract No., Name of Commodity and Shipping Mark covering the relevant

CONTRACT NO. 4A039	Page 3 of 9

Execution Version

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. Except for such information, below this line is the original English text of the contract.

amount of the delivered goods, indicating Contract number ,shipping marks and names of conveyance

c)	Certificate of Country of Origin in one (1) originals and two (2) copies issued by local ICC (International Chamber of Commerce)

d)	Packing List in five (5) originals and three (3) copies indicating quantity /gross and net weights, volume of each package name of commodity and contract number.

e)	Certificate of Quality and Quantity/weight and inspection report each in two (2) originals issued by the manufacturer.

f)	Beneficiaries certified copy of fax dispatched to the applicant within 48 hours after shipment advising L/C No., Name of Vessel, date of shipment, name, quantity, weight and value of goods.

11.	SHIPPING ADVICE:

The Seller, immediately upon the completion of the loading of the commodity, shall notify by fax or telex the Buyer of the Contract No., Name of Commodity, Quantity, Gross Weight, Invoiced Value, Name of Vessel and Date of shipment. Within 48 hours after shipment, the Seller shall fax a set of shipping documents to the Buyer, including invoice, packing list and Bill of Lading.

12.	TECHNICAL DOCUMENTS:

a)	Machine layout and technical requirement of related devices will be delivered within 60 days after the contract effect.

b)	Erection, operation, maintenance instruction books two copies in English will be delivered with machine.

c)	Detail spare parts list will be delivered with machine.

CONTRACT NO. 4A039	Page 4 of 9

Execution Version

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. Except for such information, below this line is the original English text of the contract.

13.	INSPECTION:

a)	The manufactures shall before making delivery, make a precise and comprehensive inspection of the goods as regards the quality, specifications, performance and quantity / weight and issue certificates certifying that the goods are in conformity with the stipulations of this contract. The certificate shall form an integral part of the documents to be presented to the paying bank for negotiation of payment but shall not be considered as final in respect of quality, specifications, performance and quantity/weight. Particulars and results of the test carried out by the manufacturers, must be shown in a statement which has to be attached to the Quality Certificate.

b)	Within 90 days after arrival of the goods at the seaport of destination, the Buyers shall apply to the China Import & Export Commodity Inspection Bureau (here-in-after called the Bureau) for a preliminary inspection in respect of the quality, specifications and quantity/weight of the goods.

c)	If any discrepancies are found by the Bureau regarding specifications or the quantity or both, except where the responsibilities lie with insurance company or shipping company and / or the quality and specifications of the goods are not in conformity with the guarantee period stipulated in Clause 14 of this Contract, including latent defect or the use of unsuitable materials, the Buyers shall have right to claim against the Sellers as stipulated in Clause 15 of this Contract.

14.	GUARANTEE OF QUALITY:

The Seller shall guarantee that the commodity is made of the best materials, with first class workmanship, brand new, unused and complies in all respects with the quality, specifications and performance as stipulated in this Contract. The Seller shall guarantee that the goods, when correctly mounted and properly operated and

CONTRACT NO. 4A039	Page 5 of 9

Execution Version

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. Except for such information, below this line is the original English text of the contract.

maintained, shall give satisfactory performance for a period of 12 months after commissioning respectively handover certificate has been signed but not later than 18 months from Bill of Lading date. All costs concerning air tickets, accommodation and salary of the Seller’s engineers will be borne by the Seller while working lunch and local transportation will be provided by the Buyer.

15.	CLAIMS

In case the sellers are liable for the discrepancies and a claim is made by the buyers within quality guarantee period as stipulated in Clause 13 and 14 of this contract the sellers shall settle the claim upon the contract of the buyers in the following ways:

a)	Agree to the rejection of the goods and refund to the Buyers the value of goods so rejected in the same currency as contracted herein, and to bear all direct losses and expenses in connection therewith including interest occurred, banking charges freight, insurance premium, inspection charges, storage, stevedore charges and all other necessary expenses required for the custody and protection of the rejected goods.

b)	Devaluate the goods according to the degree of inferiority, extent of damage and amount of losses suffered by the buyers.

c)	Replace the defective goods with new ones which conform to the specifications, quality and performance as stipulated in this contract and bear all expenses incurred to and direct losses sustained by the buyers. The sellers shall at the same time, guarantee the quality of the replacement goods for a further period of 18 months as specified in clause 14 of this contract.

16.	FORCE MAJEURE:

CONTRACT NO. 4A039	Page 6 of 9

Execution Version

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. Except for such information, below this line is the original English text of the contract.

The Seller shall not be responsible for the delay in shipment or non-delivery of the goods due to Force Majure, which might occur during the process of manufacturing or in the course of loading or transit. The Seller shall fax to the Buyer immediately of the occurrence mentioned above and within fourteen days thereafter, the Seller shall send by air mail to the Buyers for their acceptance a certificate of the accident issued by the competent Government authorities where the accident occurs as evidence thereof. Under such circumstances the Seller, however, is still under the obligation to take all necessary measures to hasten the delivery of the goods. In case the accident lasts for more than ten weeks, the Buyer shall have the right to cancel the Contract.

17.	ARBITRATION:

All disputes in connection with this Contract or the execution thereof shall be settled through friendly negotiations. In case no settlement can be reached through negotiations the case should then be submitted for arbitration to China International Economic and Trade Arbitration in Accordance with the CIETAC Arbitration Rules in effect at the time of application for arbitration. The arbitration proceeding shall be held in Beijing P.R. China. The arbitration award made by the CIETAC shall be final and binding on all parties.

18.	LATE DELIVERY AND PENALTY

In case of delayed delivery except for force major cases in clause 16, the sellers shall pay to the buyers [***]. Any fractional part of a week is considered a full week. The total amount of penalty shall not however [***] and is to be deducted from the amount due to the sellers by the paying bank at the time of negotiation or by the buyers direct at the same time of payment. In case the period of delay exceeds 10 weeks after stipulated delivery date the buyers have the right to terminate the contract.

CONTRACT NO. 4A039	Page 7 of 9

Execution Version

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. Except for such information, below this line is the original English text of the contract.

19.	TAXATION

All the taxation incurred in China shall be borne by the Buyer while all the taxation incurred in Germany shall be borne by the Seller.

20.	BANK CHANGES

All the banking changes incurred by the Buyer’s bank shall be born by the Buyer while all the banking charges incurred by the Seller’s bank shall be born by the Seller.

21.	SUPPLEMENT TO CONTRACT

The following appendix shall form an integral part of this contract:

Appendix I	-	Scope of Supply and Technical Specification
Appendix II	-	Testing Material
Appendix III	-	FAT, Installation Commissioning and SAT
Appendix IX	-	Preliminary Recommended Spare parts List
Appendix X	-	After-sale service Agreement
Appendix XI	-	Lending protocol

This Contract is written in English and Chinese, and both versions are legally effective. This contract is made in two (2) originals: one (1) for the Buyer and one (1) for the Seller.

22.	This contract effects just since the signing date of this contract.

CONTRACT NO. 4A039	Page 8 of 9

Execution Version

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. Except for such information, below this line is the original English text of the contract.

THE BUYER	THE SELLER

For and on behalf of	For and on behalf of

Shenyang Sunshine Pharmaceutical Co.,LTD	Johs. Rieckermann e.K.

CONTRACT NO. 4A039	Page 9 of 9